AMENDMENT NO. 5 TO INVESTMENT ADVISORY AGREEMENT

	This AMENDMENT NO. 5 to the INVESTMENT ADVISORY
AGREEMENT (the Amendment ) is effective as of October 1, 2007,by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ( VALIC ) and VALIC COMPANY I ( VC I ).

	                   RECITALS

       WHEREAS, VALIC and VALIC Company I ( VC I ) entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the Agreement ), with respect to the Covered Funds reflected in Schedule A; and

       WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the fee change to the Blue Chip Growth Fund and the name change of the Social Awareness Fund to the Global Social
Awareness Fund.

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment.  Schedule A is amended to
reflect the advisory fee change to the Blue Chip Growth
Fund and the name change of the Social Awareness
Fund to the Global Social Awareness Fund.

2.	Counterparts.  This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.  Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

       IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the date first above written.


THE VARIABLE ANNUITY LIFE				VALIC COMPANY I
INSURANCE COMPANY

By:	/S/ EVELYN M. CURRAN			By:	/S/ NORI L. GABERT


Name:	Evelyn M. Curran				Name:	Nori L.Gabert


Title:	Senior Vice President				Title:	Vice President
and Secretary



                                    VALIC COMPANY I
                                       SCHEDULE A
                             to Investment Advisory Agreement
                               (Effective October 1, 2007)

                                     COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

       Asset Allocation Fund			0.50%

       Blue Chip Growth Fund		        0.75%

       Broad Cap Value Income Fund		0.70% on the first $250 million
       					        0.65% on the next $250 million
       					        0.60% on the next $500 million
       					        0.55% on assets over $1 billion

       Capital Conservation Fund		0.50% on first $250 million
       					        0.45% on the next $250 million
       					        0.40% on the next $500 million
       					        0.35% on assets over $1 billion

       Core Equity Fund				0.80% on first $250 million
       					        0.75% on the next $250 million
       					        0.70% on the next $500 million
       					        0.65% on assets over $1 billion

       Core Value Fund				0.77% on the first $250 million
					        0.72% on the next $250 million
					        0.67% on the next $500 million

       Foreign Value Fund			0.73% on the first $250 million
       					        0.68% on the next $250 million
       				         	0.63% on the next $500 million
       					        0.58% on assets over $1 billion

       Global Equity Fund			0.82% on the first $250 million
       					        0.77% on the next $250 million
       					        0.72% on the next $500 million
       					        0.67% over $1 billion

       Global Social Awareness Fund		0.50%

       Global Strategy Fund			0.50%

       Government Securities Fund		0.50% on first $250 million
       					        0.45% on next $250 million
       					        0.40% on the next $500 million
       					        0.35% on assets over $1 billion

       Growth and Income Fund			0.75%


       Health Sciences Fund			1.00% on first $500 million
       					        0.95% on assets over $500 million

       Inflation Protected Fund			0.50% on the first $250 million
       					        0.45% on the next $250 million
       					        0.40% on assets over $500 million

       International Equities Fund		0.35% on the first $500 million
                                                0.25% on assets over $500
million

       International Government Bond Fund	0.50% on the first $250 million
       					        0.45% on the next $250 million
       					        0.40% on the next $500 million
       					        0.35% on assets over $1 billion

       International Growth I Fund		0.95% on the first $250 million
						0.90% on the next $250 million
							0.85%
                                                0.85% on the next $500 million

                                                0.80% on assets over $1 billion

       Large Cap Core Fund			0.70% on the first $250 million
					        0.65% on the next $250 million
					        0.60% on the next $500 million
					         .055% on assets over $1 billion

       Large Capital Growth Fund		0.75% on the first $250 million
					        0.70% on the next $250 million
					        0.65% on assets over $500 million

       Mid Cap Index Fund		        0.35% on the first $500 million
						0.25% on the next $2.5 billion
						0.20% on the next $2 billion
						0.15% on assets over $5 billion

       Mid Cap Strategic Growth Fund		0.70% on the first $250 million
       					        0.65% on the next $250 million
       					        0.60% on assets over $500 million

       Money Market I Fund			0.40%

       Nasdaq-100R Index Fund			0.40%

       Science & Technology Fund		0.90% on the first $500 million
       					        0.85% on assets over $500 million

       Small Cap Aggressive Growth Fund	        0.85% on the first $250
million
						0.75% on assets over $250 million

       Small Cap Fund				0.90% on the first $250 million
										0.85%
						0.85% on the next $250 million
						0.80% on the next $500 million
						0.75% on assets over $1 billion



      Small Cap Index Fund			0.35% on the first $500 million
					        0.25% on the next $2.5
					        0.20% on the next $3 billion to $5 billion
            				 	0.15% on assets over $5 billion

       Small Cap Special Values Fund		0.75% on the first $500 million
       					        0.70% on assets over $500 million

       Small Cap Strategic Growth Fund		0.85% on the first $250 million
       					        0.75% on assets over $250 million

       Stock Index Fund				0.35% on the first $500 million
       					        0.25% on the next $2.5 billion
       					        0.20% on the next $2 billion
       	                                        0.15% on assets over $5
billion

       VALIC Ultra Fund			        0.89% on the first $250 million
					        0.84% on the next $250 million
					        0.78% on the next $500 million
						0.73% on assets over $1 billion

	Value Fund				0.78% on the first $250 million
						0.73% on the next $250 million
						0.68% on the next $500 million
						0.63% on assets over $1 billion